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                                                                    EXHIBIT 10.3


                                    AGREEMENT

     AGREEMENT, dated as of September 7, 2000, between Salton, Inc., a Delaware corporation (the "Company"), and Michael Srednick, an individual ("Srednick").

                                   WITNESSETH

     WHEREAS, the Company and Michael Srednick are parties to an agreement (the "Srednick Agreement") dated July 1, 1999 pursuant to which the Company purchased from Srednick stock and other property; and

     WHEREAS, under the Agreement, Srednick has the right to receive four annual cash installments of $1,375,000 each on the first, second, third and fourth anniversary of the closing of the transactions contemplated by the Srednick Agreement (the "Future Consideration"); and

     WHEREAS, the parties desire to, among other things, amend the terms of the Future Consideration to provide for the payment to Srednick on the date hereof of shares of common stock, $.01 par value per share, of the Company (the "Common Stock") valued at $1,375,000 in lieu of the first annual $1,375,000 cash installment of the balance of the Purchase Price payable pursuant to Section 4(a)(ii) of the Srednick Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1.   Amendment.

               (a) Notwithstanding Section 4(a)(ii) of the Srednick Agreement, the parties hereto agree that, in lieu of the second installment of the balance of the Purchase Price payable pursuant to Section 4(a)(ii) of the Srednick Agreement, the Company shall issue to Srednick on the date hereof 37,543 shares of Common Stock:

               (b) Except as specifically set forth in this Agreement, the terms and provisions of the Srednick Agreement and the agreements contemplated thereby (including, without limitation, the Trademark Security Agreement) shall continue in full force and effect.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to Srednick as follows:

               (a) Organization and Standing of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

               (b) Authority. The Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all requisite corporate proceedings on the part of the Company and do not require the approval or consent of any stockholders of the


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     Company. This Agreement has been duly executed and delivered by the Company and is (assuming the due authorization, execution and delivery by Srednick) a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally or by the availability of equitable remedies and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

               (c) Status of Shares. The Shares (as defined below) have been (or will be) duly authorized by all necessary corporate action on the part of the Company (no consent or approval of stockholders being required by law, the Certificate of Incorporation of the Company, as amended and restated, or its By-laws). The Shares, when delivered pursuant to this Agreement, will be validly issued and outstanding, fully paid and nonassessable and free and clear of any liens (other than those imposed by the securities laws), and the issuance of such Shares is not and will not be subject to preemptive or similar rights of any other stockholder of the Company. For purposes of this Agreement, "Shares" shall mean the shares of Common Stock issued to Srednick pursuant to this Agreement, and any additional shares of Common Stock issued to Srednick in accordance with Section 4(e) of this Agreement.

     3. Representations and Warranties of Srednick. Srednick hereby represents and warrants to the Company as follows:

               (a) Authority and Authorization of Srednick. Srednick has the requisite power to enter into this Agreement. This Agreement has been duly executed and delivered by Srednick and is (assuming the due authorization, execution and delivery by the Company) a valid and binding agreement of Srednick, enforceable against Srednick in accordance with its terms except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally and except as may be limited by the availability of equitable remedies and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

               (b) Experience of Srednick; Acquisition for Investment. Srednick is an accredited investor as defined in Regulation D under the Securities Act of 1933. Srednick has extensive knowledge and experience in financial and business matters and has the capability to evaluate the merits and risks of an investment in the Shares and has had the opportunity to ask any and all questions of the Company's management. Srednick represents that he is not acquiring the Shares with a view to or for sale in connection with any distribution thereof, except as permitted by and pursuant to Section 4 of this Agreement, and that he has no present intention or plan to effect any distribution of the Shares, except as permitted by and pursuant to
     Section 4 of this Agreement; provided, however that the disposition of Srednick's property shall at all times be and remain within his control, subject to the provisions of this Agreement. Srednick understands that the Shares have not yet been registered under the Securities Act of 1933 (the "Securities Act") by reason of specific exemptions therefrom which depend upon, among other things,

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     the accuracy of his representations as expressed herein. The Shares shall bear the following legend:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATIONS OR EXEMPTIONS THEREFROM UNDER SAID ACT OR LAWS.

               (c) Rule 144. Srednick acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or any applicable state securities laws or unless exemptions from such registrations are available. Srednick is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

               (d) Shares. Srednick acknowledges and agrees that he will not, except in connection with a merger, tender offer or similar transaction involving the Company, sell, transfer or otherwise dispose of the Shares except to the public pursuant to the registration statement contemplated by
     Section 4 hereof or in brokerage transactions in accordance with Rule 144 under the Securities Act.

     4.   Registration.

               (a) The Company agrees, at its sole expense, to prepare and file with the Securities and Exchange Commission (the "Commission") as soon as reasonably practicable after the issuance of any Shares to Srednick pursuant to this Agreement a registration statement (including a prospectus therein) (or amend and continue the effectiveness of any registration statement) with respect to the sale of such Shares to the public in brokerage transactions and to use its reasonable best efforts to cause such registration statement to become and remain effective for such period as may be necessary to permit the successful marketing of such Shares, but not exceeding the earlier of (i) September 30, 2001 and (ii) the date on which Srednick could dispose of any remaining Shares to the public pursuant to Rule 144(k) under the Securities Act. The date on which Srednick is entitled to use such prospectus for the sale of the Shares is sometimes referred to herein as the "Effective Date". Notwithstanding the foregoing, the Company shall be entitled to prohibit any offers or sales of the Shares pursuant to the prospectus for a reasonable period of time (but not exceeding an aggregate of 90 days during any 12 month period) if the Company determines, in its reasonable judgment, that (i) the Company is in possession of material information that has not been disclosed to the public and the Company reasonably determines that it would be significantly detrimental to the Company and its stockholders to disclose such information at such time in a registration statement or (ii) such registration and offering would interfere with any

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     financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its affiliates and, in any such case, the Company promptly gives Srednick written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. Srednick agrees that, upon receipt of any such written notice, he will forthwith discontinue disposition of any Shares until he receives notice in writing from the Company that the use of the prospectus may be resumed. The Company shall furnish to Srednick promptly after the date when the registration statement becomes effective such number of prospectuses as may be needed in order to facilitate the public sale of the Shares. Srednick shall furnish to the Company such information regarding Srednick and the distribution of the Shares as the Company may from time to time reasonably request in order to comply with the Securities Act.

               (b) In the event that the aggregate proceeds (after reasonable and customary brokerage commissions) from the sale of Shares by Srednick to the public prior to the one year anniversary of the Effective Date plus the market value (based on the average closing price of the Common Stock (as reported on the NYSE Composite Transactions Reporting system as published in The Wall Street Journal or, if not published therein, in another alternative source) during the ninety (90) trading days ending on the third trading day preceding the one year anniversary of the Effective Date) of Shares which Srednick continues to hold on the one year anniversary of the Effective Date are less than the product of (x) the number of Shares multiplied by (y) $36.625, then the Company shall pay to Srednick an amount in cash (or, at the election of the Company in accordance with Section 4(e) hereof, in additional shares of Common Stock) equal to the difference between (a) the product of (x) the number of Shares sold during the specified one year period multiplied by (y) $36.625 and (b) the aggregate proceeds (after reasonable and customary brokerage commissions) from the sale of such Shares.

               (c) In the event the aggregate proceeds (after reasonable and customary brokerage commissions) from the sale of Shares by Srednick to the public prior to the one year anniversary of the Effective Date plus the market value (based on the average closing price of the Common Stock (as reported on the NYSE Composite Transactions Reporting system as published in The Wall Street Journal or, if not published therein, in another alternative source) during the ninety (90) trading days ending on the third trading day preceding the one year anniversary of the Effective Date) are more than the product of (x) the number of Shares multiplied by (y) $36.625, then Srednick shall pay to the Company an amount in cash equal to fifty percent (50%) of the excess.

               (d) Srednick agrees that he will not sell in the aggregate more than 50,000 Shares during any trading day and that he will use his reasonable best efforts to obtain the best available sales price for any Shares sold on or prior to the one year anniversary of the Effective Date.

               (e) Payments required to be made by any party to any other party pursuant to Section 4(b) or 4(c) shall be made promptly after the one year anniversary of the Effective Date (and in any event not later than fifteen
     (15) days after the

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     one year anniversary of the Effective Date). In the event that the Company elects to make any payment required by Section 4(b) hereof with respect to any fiscal year by issuing shares of Common Stock to Srednick, then the Company shall issue to Srednick that number of shares of Common Stock that is equal to (1) the dollar amount of the payment required, divided by (2) the average closing price of the Common Stock (as reported on the NYSE Corporate Reporting System as published in The Wall Street Journal or, if not published therein, in another alternative source) during the ninety
     (90) trading days ending on the third trading day preceding the one year anniversary of the Effective Date. Each of the parties will cooperate with each other and furnish each other information (including, without limitation, documented information concerning any sales of the Shares) to determine the amount of payments due pursuant to Sections 4(b) through (d) above. For purposes of Sections 4(b), in the event that Srednick sells any of the Shares pursuant to a merger, tender offer or similar transaction involving the Company, he shall be deemed to have sold such Shares to the public for an amount equal to the aggregate consideration he receives for the sale of such Shares in such transaction.

               (f) The Company shall indemnify and hold harmless Srednick any expenses, losses, claims, damages or liabilities, joint or several, to which Srednick may become subject under the Securities Act or the Securities Exchange Act of 1934, as amended, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or final prospectus contained therein, or any amendment or supplement thereto; or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and shall reimburse each Srednick for any legal or any other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by Srednick specifically for use in the preparation thereof.

               (g) Srednick shall indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement and each director of the Company, against any and all such expenses, losses, claims, damages or liabilities referred to in Section 4(f) above if the statement, alleged statement, omission or alleged omission in respect of which such expense, loss, claim, damage or liability was made in reliance upon and in conformity with information furnished in writing to the Company by Srednick specifically for use in connection with the preparation of the registration statement, prospectus, amendment or supplement.


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               (h) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
     Section 4 or to the extent that it has not been prejudiced as a proximate result of such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select one separate counsel to assert such legal defenses (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs or investigation) unless (i) the indemnified party shall have employed one separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

               (i) From the date hereof until September 30, 2001, the Company agrees to use its reasonable best efforts to file with the Commission such information as is required under the Securities Exchange Act of 1934, as amended, and to take all actions as may be required as a condition to the availability of Rule 144 under the Securities Act.

     5.   Miscellaneous.

               (a) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the applicable party hereto in accordance with the specific terms of this Agreement or were otherwise breached. Each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other and to enforce specifically the terms and provisions hereof in addition to any other remedy to which such party is entitled at law or in equity, and each party waives the posting of any bond or security in connection with any proceeding related thereto.

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               (b) Expenses. Except for the Company's payment of the costs and expenses of filing a registration statement (including a prospectus therein) with respect to the sale of the Shares, no party hereto shall be responsible for the payment of any other party's expenses incurred in connection with this Agreement.

               (c) Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and his or its respective successors and permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other person or entity.

               (d) Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of Srednick and the Company.

               (e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by Srednick without the prior written consent of the Company. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

               (f) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice).

                         (i)      if to Srednick, to

                   Michael Srednick

                         (ii)     if to the Company, to

                   Salton, Inc.
                   550 Business Center Drive
                   Mount Prospect, Illinois  60056

                   Attention: William B. Rue, President

                   with a copy to:

                   Sonnenschein Nath & Rosenthal
                   8000 Sears Tower
                   Chicago, Illinois  60606

                   Attention: Neal Aizenstein, Esq.

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               (g) Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to the conflict of law principles thereof. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or Federal court sitting in Delaware. Each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

               (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall become effective when one counterpart signature page has been signed by each party hereto and delivered to each of the other parties.

               (i) Effect of Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               (j) Further Assurances. Each of the parties hereto agrees to execute and deliver all such further documents, certificates and instruments, and take all such further reasonable action as may be necessary or reasonably appropriate, in order to consummate the transactions contemplated hereby.




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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                       SALTON, INC.


                                       By:
                                       Its:


                                       MICHAEL SREDNICK


                                       By:









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